As Filed with the Securities and Exchange Commission on August 5, 2005
Registration No. 333-67376

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0628076 (I.R.S. Employer Identification Number)
3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Eileen C. Pruette
Executive Vice President, General Counsel
Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
On August 13, 2001, Valeant Pharmaceuticals International, then named ICN Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (SEC File No. 333-67376) (as amended by Amendment No. 1 filed on October 30, 2001 and Amendment No. 2 filed on November 13, 2001) (the “Registration Statement”) to register $525,000,000 aggregate principal amount of its 6 1/2% convertible subordinated notes due 2008 and 15,326,010 shares of common stock into which those notes were convertible.
The Registrant redeemed all of the notes on July 21, 2004. None of the notes had been converted to common stock. The offering of securities that was the subject of the Registration Statement terminated on July 21, 2004. In accordance with an undertaking in the Registration Statement, the registrant hereby removes from registration 15,326,010 shares of its common stock into which the notes were convertible and which remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 3, 2005.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:	/s/ Timothy C. Tyson
Timothy C. Tyson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy C. Tyson Timothy C. Tyson	President, Chief Executive Officer and Director Officer (Principal Executive Officer)	August 3, 2005

/s/ Bary G. Bailey Bary G. Bailey	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2005

/s/ Robert W. O’Leary Robert W. O’Leary	Chairman of the Board	August 3, 2005

/s/ Randy H. Thurman Randy H. Thurman	Director	August 3, 2005

/s/ Edward A. Burkhardt Edward A. Burkhardt	Director	August 3, 2005

/s/ Robert A. Ingram Robert A. Ingram	Director	August 3, 2005

/s/ Richard H. Koppes Richard H. Koppes	Director	August 3, 2005

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	August 3, 2005

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	August 3, 2005

/s/ Elaine Ullian Elaine Ullian	Director	August 3, 2005